Media Contact: Sue Hermann shermann@bokf.com 303.312.3488 BOK Financial announces changes within Credit, Regional Banking leadership Move better aligns leadership team with growth opportunities TULSA, Okla., November 23, 2021 – BOK Financial has made changes within its leadership team to better position the company for growth in the coming years. Marc Maun has been named Regional Banking executive for Arizona, Colorado, Kansas, Missouri, New Mexico and Oklahoma, and will have responsibilities for Treasury Management as well. Maun has been with the company for more than 35 years and previously served as market executive for the company’s Kansas City and Oklahoma City operations. Most recently, he served as the company’s chief credit officer. He earned a bachelor’s degree in Business Administration from The University of Tulsa and an MBA from Washington University in St. Louis. Norm Bagwell will continue to serve as chairman and chief executive officer for Bank of Texas, leading Commercial Banking across the footprint as well as the company’s growth efforts in Texas and Arkansas. Bagwell joined the company in 2008 after serving as the Dallas president of JPMorgan Chase and its predecessor Bank One Dallas. He received bachelor’s degrees in Arts and Business Administration from Southern Methodist University. Jim Dietz will replace Maun as the company’s chief credit officer. Dietz has been with the company since 1987, most recently serving as executive director of Credit Risk. He received his bachelor’s degree in Business Administration from Kansas State University. “These changes will better align the leadership team with our priorities and future opportunities for growth,” said Stacy Kymes, chief operating officer for BOK Financial. Kymes will assume the role of president and chief executive officer when Steve Bradshaw retires. “The depth of talent within the leadership team made these changes possible, and I am so pleased to welcome them all to their new roles. * * * BOK Financial Corporation is a more than $47 billion regional financial services company headquartered in Tulsa, Okla. with more than $90 billion in assets under management and administration. The company's stock is publicly traded on NASDAQ under the Global Select market listings (BOKF). BOK Financial Corporation's holdings include BOKF, NA; BOK Financial Securities, Inc.; BOK Financial Private Wealth; and BOK Financial Insurance, Inc. BOKF, NA operates TransFund, Cavanal Hill Investment Management and BOK Financial Asset Management, Inc. BOKF, NA operates banking divisions across eight states as: Bank of Albuquerque, Bank of Oklahoma, Bank of Texas and BOK Financial (in Arizona, Arkansas, Colorado, Kansas and Missouri); as well as having limited purpose offices in Nebraska, Milwaukee and Connecticut. Through its subsidiaries, BOK Financial Corporation provides commercial and consumer banking, brokerage trading, investment, trust and insurance services, mortgage origination and servicing, and an electronic funds transfer network. For more information, visit www.bokf.com.